UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 31, 2013
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a), (b)
The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Old Dominion Freight Line, Inc. (the "Company") was held on May 31, 2013. The following matters, which are described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2013, were voted upon and approved by the Company's shareholders at the Annual Meeting. There were no broker non-votes with respect to any of the proposals set forth below.

Proposal 1 –	Election of Nine Directors

Each of the following individuals were elected by the shareholders to serve as directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld
Earl E. Congdon	76,091,455	4,464,248
David S. Congdon	77,645,206	2,910,497
John R. Congdon	76,087,049	4,468,654
J. Paul Breitbach	74,694,621	5,861,082
John R. Congdon, Jr.	76,091,014	4,464,689
Robert G. Culp, III	77,365,872	3,189,831
John D. Kasarda	79,278,742	1,276,961
Leo H. Suggs	78,790,412	1,765,291
D. Michael Wray	77,407,003	3,148,700

Proposal 2 –	Advisory Vote to Approve the Compensation of the Company's Named Executive Officers

The compensation of the Company's named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain
77,636,165	2,402,484	517,054

Proposal 3 –	Reapproval of Material Terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan Pursuant to the Provisions of Section 162(m) of the Internal Revenue Code of 1986, As Amended

The material terms of the Old Dominion Freight Line, Inc. Performance Incentive Plan were reapproved by the shareholders based on the following vote:

For	Against	Abstain
79,277,001	1,131,351	147,351

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: June 4, 2013